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                                                                    EXHIBIT 21.1


                                 Grey Wolf, Inc.
                              List of Subsidiaries


                                                         State or Jurisdiction of Formation
                                                         ----------------------------------

Grey Wolf Drilling Company L.P.                                         Texas
Grey Wolf LLC                                                           Louisiana
Grey Wolf Holdings Company                                              Nevada
Murco Drilling Corp.                                                    Delaware
Grey Wolf International, Inc.                                           Texas
Grey Wolf Drilling International, Ltd.                                  Cayman Islands
Grey Wolf Drilling de Venezuela                                         Venezuela
Drillers Inc., DI de Venezuela                                          Venezuela
Grey Wolf Drilling de Mexico SRL de C.V.                                Mexico SRL
DI/Perfensa, Inc.                                                       Texas
Perforaciones Andinas, S.A.                                             Panama
DI Energy, Inc.                                                         Texas